                                                                     EXHIBIT 4.5
                            GENERAL WIRELESS, INC.
                            SUBSCRIPTION AGREEMENT
                            ----------------------

          This SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of the date appearing on the signature page hereto, is by and between General Wireless, Inc., a Delaware corporation (the "Company"), and the Purchaser whose name appears on the signature page hereto and as set forth on Exhibit A-1 (the "Purchaser").

          WHEREAS, the Company desires to sell in a private placement (the "Offering") an aggregate of up to (i) 375,000 units (the "Units") consisting of two shares of Class C Common Stock (the "Class C Common Stock") and one warrant to purchase a share of Class C Common Stock at an initial exercise price of $100 per share (the "Warrants") of the Company and (ii) 20,000 shares of Class B Common Stock of the Company (the "Class B Common Stock") and 10,000 warrants to purchase a share of Class B Common Stock of the Company at an initial exercise price of $50 per share (the "Class B Warrants") to certain members of the Company's Board of Directors and Advisory Committee as set forth in the Confidential Private Placement Memorandum, dated November 1995, prepared by the Company (together with all exhibits contained therein and any further amendments or supplements thereto, the "Memorandum"), on the terms and conditions hereinafter set forth, and the Purchaser desires to acquire the number of Units, shares of Class B Common Stock and Class B Warrants, as applicable, set forth on the signature page hereto; provided that in the Offering, First Plaza Group Trust will also purchase for $199.98 per unit 20,000 units consisting of 20,000 Warrants and 40,004 warrants to purchase one share of Class C Common Stock at an initial exercise price of $0.01 per share (the "First Plaza Warrants").

          WHEREAS, on _________________, 199__ and ______________, 199__, the
Company consummated the sale of certain of such securities in the amounts and to the purchasers as identified in Exhibit A (the "Prior Closings"), and now the Company desires to sell additional securities to the Purchasers, and the Purchasers desire to acquire such securities, on substantially the same terms as in the Prior Closings.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE I

                          SALE AND PURCHASE OF UNITS,
                   CLASS B COMMON STOCK AND CLASS B WARRANTS

          Section 1.1  Subscription.  Upon the terms and subject to the
                       ------------
conditions of this Agreement, subject to acceptance of the Purchaser's subscription by the Company, and in reliance on the representations, warranties and agree-ments of the Company contained herein, the Purchaser hereby irrevocably subscribes (subject to the terms of the Put Option, as hereinafter defined) for the number of Units or shares of Class B Common Stock and Class B Warrants, as applicable, set forth on the signature page hereto (the "Subscribed Securities") and agrees to pay to the Company in full payment for the Subscribed Securities an amount equal to the purchase price set forth on the signature page hereto (the "Purchase Price"). The Company has the right, in its sole discretion, to accept or reject, in whole or in part, the Purchaser's subscription. If the Company rejects the Purchaser's subscription in part, the number of Subscribed Securities and the related Purchase Price shall be reduced in an amount equal to the amount of the subscription rejected by the Company.

                                   ARTICLE II

                                  THE CLOSING

          Section 2.1.  Time and Place.  The issuance and sale of the Subscribed
                        --------------
Securities will occur at 10:00 a.m., California time, on _________, 199__ (the "Closing"), at the offices of Brobeck, Phleger & Harrison, 2200 Geng Road, Palo Alto, California 94303 (or at such other date on or prior to _______, 199__, location or time as may be specified by the Company no less than one day prior to such Closing (the "Closing Date")).

          Section 2.2.  Deliveries by the Company.  At the Closing, the Company
                        -------------------------
will deliver to the Purchaser the documents required by Article V hereto and (i) to the Purchasers of Units, certificates representing the shares of the Class C Common Stock and the Warrants, which together constitute the Units, and (ii) to the Purchasers of Class B Common Stock and Class B Warrants, certificates representing the shares of Class B Common Stock and Class B Warrants to be purchased issued in the name specified on the signature page hereto.

          Section 2.3. Deliveries by the Purchaser. At the Closing, the
                       ---------------------------
Purchaser will:

          (a) pay to the Company, or cause to be paid, the Purchase Price in immediately available funds (by wire transfer to such account or accounts as specified in writing by the Company no later than one business day prior to the Closing Date); and

          (b) deliver to the Company signed signature pages to (i) the Stockholders Agreement, as amended, among the Company and its stockholders (the "Stockholders Agreement") and (ii) in the case of Purchasers of Units, the Registration Rights Agreement, as amended, among the Company and its stockholders (the "Registration Rights Agreement"), copies of which agreements have heretofore been delivered to the Purchaser.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES BY THE COMPANY

          Subject to the Schedule of Exceptions to this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

          Section 3.1.  Formation and Power.  The Company (a) is duly
                        -------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other), to own or lease its properties and assets and to conduct its business, all as described in the Memorandum, (b) has good and marketable title to, or valid, subsisting and enforceable leasehold estates in, all properties material to the conduct of its business, free and clear in each case of any lien, encumbrance, equity or claim or other restriction, with such exceptions that would not have, individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or financial condition of the Company (a "Material Adverse Effect"), (c) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein the character of the properties or assets owned or leased by it or the nature of its activities requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and (d) is not in breach or violation of any statute, judgment, decree, order, rule or regulation of any court, regulatory body or administrative agency or other governmental body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties, where any such violations would have, individually or in the aggregate, a Material Adverse Effect and excluding any breach or violation unknown to the Company arising out of the status of any Purchaser in the Offering.

          Section 3.2.  Capitalization.  The Company has the authorized and
                        --------------
issued equity capitalization as set forth on Schedule 3.2 attached hereto. The outstanding shares of each class of the Company's capital stock are, and at the Closing the shares of Class B Common Stock or Class C Common Stock to be purchased by the Purchaser will be, validly issued, fully paid and non-assessable and were not issued in violation of or subject to any preemptive or other similar rights. There are no existing plans or obligations to issue equity securities (or options, rights, warrants or other securities or indebtedness convertible into equity securities) or incur indebtedness of the Company, except as described in the Memorandum or as may be required to meet the Federal Communications Commission's requirements regarding Qualifying Investors.

          Section 3.3.  Approvals.  Except as set forth in the Memorandum, the
                        ---------
Company has obtained all consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, required to own, lease and operate its properties and conduct its business as now being conducted and as described in the Memorandum, except where the failure to obtain any such item or take any such action would not have, individually or in the aggregate, a Material Adverse Effect, other than the PCS Licenses on which the Company proposes to bid as described in the Memorandum, and, no such consent, approval, authorization, order, registration, qualification, license or permit contains, or, in the case of the PCS Licenses, is expected to contain, a materially burdensome restriction that is not disclosed in the Memorandum.

          Section 3.4.  Authorization; Binding Obligations.  The Company has all
                        ----------------------------------
requisite corporate power and authority to (a) enter into this Agreement, the Stockholders Agreement and the Registration Rights Agreement and to issue and perform the Warrants and the Class B Warrants (collectively, the "Ancillary Documents"), (b) issue and sell the Subscribed Securities as contemplated hereby and in the Memorandum and (c) effect the Use of Proceeds as described in the Memorandum. This Agreement and the Ancillary Documents have been duly and validly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,
(ii) the availability of equitable remedies which remain subject to the discretion of a court (regardless of whether enforceability is considered in a proceeding of law or in equity) and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party, where such indemnification or contribution is contrary to public policy.

          Section 3.5.  Changes.  Since the date as of which information was
                        --------
given in the Memorandum and, except as disclosed in the Memorandum, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, business, affairs, prospects or properties of the Company, whether or not arising in the ordinary course of business, (b) any transaction entered into, or any liabilities or obligations undertaken or incurred, by the Company, whether or not in the ordinary course of business, that is material to the Company, or (c) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock or any other payment or investment made by the Company.

          Section 3.6.  Compliance with Other Instruments.  The Company is not
                        ---------------------------------
in violation of its Amended and Restated Certificate of Incorporation or bylaws and not in default (nor has an event, act or condition occurred which with notice, lapse or time or both could constitute a default) in the performance or observance of any obligation, agreement or condition contained in any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not result, individually or in the aggregate, in a Material Adverse Effect, or that would not adversely affect the consummation of this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby or by the Memorandum. The execution and delivery of this Agreement and the Ancillary Documents, the incurrence of the obligations herein and therein set forth, the consummation of the transactions described or contemplated herein, therein or in the Memorandum and compliance with the terms hereof and thereof by the Company (including, without limitation, the issuance and sale of the Subscribed Securities) do not and will not result in any violation of the Amended and Restated Certificate of Incorporation or bylaws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both could constitute a default (or an event which with notice or lapse of time or both could constitute a default), or require consent or waiver under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (a) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject or (b) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic for foreign, having jurisdiction over the Company or any of its respective properties.

          Section 3.7. Litigation.  There is not pending or, to the knowledge of
                       ----------
the Company, threatened or contemplated, any action, suit or proceeding, at law or in equity, to which the Company is a party or of which any property or assets of the Company is the subject before or by any court, arbitrator, governmental official, commission, board or other governmental or administrative body which, if determined adversely to the Company, could have a Material Adverse Effect upon the Company or upon the ability of the Company to conduct its operations as described in the Memorandum, or that could adversely affect the consummation of the transactions contemplated by the Ancillary Documents, this Agreement or the Memorandum.

          Section 3.8. Securities Laws.  The Company has not violated any
                       ---------------
applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock and Warrants and Class B Warrants under the Memorandum and hereunder do not require registration under the Securities Act of 1933, as amended, (the "Securities Act") or any applicable state securities laws.
Neither the Company nor any person authorized to act on the Company's behalf has, directly or indirectly, taken any action that would prevent the offering and sale of the Subscribed Securities from complying with the requirements of all applicable securities laws or render unavailable any exemption from the registration provisions of the Securities Act relied upon in making any offer or sale of the Units, or the state securities or "blue sky" laws or jurisdictions in which the Units will be offered.

          Section 3.9. Investment Company.  The Company is not, and will not be
                       ------------------
as of the Closing, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 3.10. SEC Filings; Financial Statements.  The Company is not
                        ---------------------------------
required to have made, and has not made, any filing or report with the Securities and Exchange Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has delivered to each Purchaser its audited financial statements for the fiscal year ended October 31, 1995 and its unaudited balance sheet as of December 31, 1995. The Company's financial statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated, except as disclosed therein, and present fairly the consolidated financial condition of the Company as of the date of such statement.


          Section 3.11.  Taxes.  All tax returns required to be filed by the
                         -----
Company in any jurisdiction (including foreign jurisdictions) have been so filed and all taxes, assessments, fees and other charges including, without limitation, withholding taxes, penalties, and interest ("Taxes") due or claimed to be due have been paid, other than those Taxes being contested in good faith and those Taxes for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such returns or to pay such Taxes is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of the executive officers of the Company, the Company knows of no actual or proposed additional tax assessments for any fiscal period against the Company.

          Section 3.12. Environmental Laws.  (i) The Company is in compliance
                        ------------------
with the provisions of all applicable environmental laws relating to its business, properties, assets and facilities, or the ownership, use, control, management, operation or occupancy thereof, where the failure to be in such compliance would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (ii) the Company has not violated any provision of any applicable environmental laws, which violation is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (iii) the Company has no liability, absolute or contingent, under any applicable environmental law, which liability is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          Section 3.13. Intellectual Property.  The Company is the sole and
                        ---------------------
exclusive owner or licensee of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, regis-tered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, the absence of which would have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, the Company has not infringed any intangible property rights of any third party or been notified or advised of any claim of any other person relating to any of the intangible property which infringements or claims (individually or in the aggregate), would have a Material Adverse Effect.

          Section 3.14. FCC Qualification.  Assuming the accuracy of the
                        -----------------
representations and warranties of all of the purchasers in the Offering (including those set forth on Exhibit A and the Purchasers) in the corresponding Subscription Agreements, upon consummation of the Recapitalization (as defined in the Memorandum), the sale of the Subscribed Securities and the transactions contemplated hereby, by the Ancillary Documents and the Memorandum, the Company will meet all requirements necessary to qualify as a "Small Business" for purposes of the rules and regulations of the Federal Communications Commission (the "FCC") applicable to the auction of the PCS Licenses and will be eligible to bid as such on the 30 MHz "C" frequency blocks to be auctioned in the "entrepreneurs' auction" of PCS Licenses to be held by the FCC. In addition, the Company is in compliance with all FCC rules, regulations, policies and the Communications Act of 1934, as amended.

          Section 3.15.  Subscription Agreements.  In the case of purchases of
                         -----------------------
Units, except as disclosed in the Memorandum, the terms of the Subscription Agreements executed or to be executed by other purchasers of Units in the Offering and the terms of the Warrants issued or to be issued to other purchasers of Units in the Offering are substantially similar to the terms hereof and to the terms of the Warrants issued to the Purchaser of Units hereunder, except for the following material differences (i) the identity of the purchasers, (ii) the applicable number of shares of Class C Common Stock and
(iii) the applicable number of Warrants to be included in the Subscribed Securities for each purchaser. In the case of purchases of Class B Common Stock and Class B Warrants, the terms of the Subscription Agreements to be executed by other purchasers of Class B Common Stock and Class B Warrants in the Offering are identical to the terms hereof and the terms of the Subscription Agreements to be executed by Purchasers of Units in the Offering are substantially similar to the terms hereof, except for the following material differences (i) the identity of the purchasers, (ii) the applicable number of shares of Class B Common Stock and Class B Warrants, (iii) the class of securities to be purchased and (iv) the absence of Warrants from the Subscribed Securities of certain purchasers.

          Section 3.16. No Other Agreements.  Except as set forth in the
                        -------------------
Memorandum, there are no agreements between the Company and any of its stockholders or to the best of the Company's knowledge, between any of the Company's stockholders with respect to the voting, transfer or repurchase of the

Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement.

          Section 3.17.  Use of Proceeds.  The proceeds from the sale of
                         ---------------
Subscribed Securities shall be used for the purposes set forth in the Memorandum in all material respects.

          Section 3.18.  Affiliated Transactions.  Except as set forth in the
                         -----------------------
Memorandum and as contemplated by this Agreement and excluding the Procurement Agreement to be entered into with Mitsui Comtek Corp. and Mitsui & Co. (U.S.A.), Inc., no officer, director, employee, stockholder or affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is a party to any agreement, commitment or transaction with the Company or has any material interest in any material property used by the Company.

          Section 3.19.  Disclosure.  Neither this Agreement, the Memorandum nor
                         ----------
any of the exhibits, schedules, attachments hereto or thereto with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided that with respect to the financial projections furnished to the Purchasers by the Company, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the current and reasonably foreseeable business conditions; provided further that the Company makes no representation or warranty as to information contained in or omitted from this Agreement, the Memorandum or any of the exhibits, schedules, attachments hereto or thereto in reliance upon and in conformity with
(i) written information furnished to the Company by or on behalf of Bear Stearns specifically for inclusion herein or therein under "Other Matters - Plan of Distribution" or any Purchaser specifically for inclusion herein or therein or
(ii) the representations and warranties of any Purchaser.

          Section 3.20.  Warrant Exercise.  The Company shall at all times
                         ----------------
reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of issuance upon the exercise of the Warrants or Class B Warrants, as applicable, (i) such number of shares of Class C Common Stock issuable upon the exercise of all outstanding Warrants and (ii) such number of shares of Class B Common Stock issuable upon the exercise of all outstanding Class B Warrants. All shares of Class B or Class C Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Class B or Class C

Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or other trading organization upon which shares of Class B or Class C Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance). For purposes of this
Section 3.20 "Warrants" shall include the First Plaza Warrants.

          Section 3.21.  Auction Date.  The date set by the FCC for the
                         ------------
commencement of the "entrepreneurs' auction" is December 18, 1995.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; COVENANTS

          The Purchaser represents and warrants to the Company as follows:

          Section 4.1.  Organization and Power.  The Purchaser is duly
                        ----------------------
organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the requisite power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement.

          Section 4.2.  Authorization.  The execution and delivery of this
                        -------------
Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all requisite action of the Purchaser; provided that in the case of a regulated financial institution, its unconditional delivery of the Purchase Price shall constitute conclusive and irrevocable evidence of due authorization by such Purchaser.

          Section 4.3.  Binding Effect.  This Agreement constitutes a valid and
                        --------------
binding obligation of the Purchaser and, assuming that this Agreement is the valid and binding obligation of the Company, is enforceable against the Purchaser in accordance with its terms, except to the extent that enforcement thereof (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the availability of equitable remedies which remain subject to the discretion of a court (regardless of whether enforceability is considered in a proceeding of law or in equity).

          Section 4.4.  Accredited Investor; Purchaser's Investment
                        -------------------------------------------
Representations.  The Purchaser is an "accredited investor" within the meaning
- ---------------
of Rule 501 of Regulation D promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in making decisions like those involved in the purchase of the Subscribed Securities. The Purchaser hereby represents, and in selling the Subscribed Securities to the Purchaser, the Company specifically understands and agrees, that the Purchaser is acquiring the Subscribed Securities for its account and/or one or more separate accounts maintained by the Purchaser for the purpose of investment and not for resale or with a view to or for sale in connection with any public distribution thereof; provided that the disposition of the Purchaser's property shall at all times be and remain within the control of the Purchaser. The Purchaser acknowledges that resales of the Subscribed Securities are restricted by federal and state securities laws, federal communications laws and further restrictions set forth in the Stockholders Agreement. The Purchaser agrees not to sell, assign, pledge or otherwise transfer the Subscribed Securities, either directly or indirectly, to any person in violation of any securities laws, federal communications laws or such further restrictions set forth in the Stockholders Agreement and the terms of the Warrant, if applicable to the Purchaser hereof.

          The Purchaser further represents that, except as provided for in the FCC's rules, no Purchaser shall acquire any interest in or enter into any contractual arrangement (formal or informal, oral or written) concerning bidding with any other C block PCS applicant, other than the Company or its subsidiaries, eligible to participate in the FCC's "C Block" auction of 493 Basic Trading Area Personal Communications Services licenses (as such auction event is defined by the FCC) or take any other action relating to the C Block auction that would otherwise conflict with or violate the FCC's competitive bidding rules prohibiting collusion (as such rules are amended from time to time by the FCC).

          The Purchaser acknowledges that each certificate for the Class B Common Stock and Class B Warrants, the Class C Common Stock and Warrants will be imprinted with a legend in substantially the following form:

          "THE [SHARES OF STOCK/WARRANTS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THAT ACT OR ANY APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. BY ITS PURCHASE OF [SHARES OF STOCK/WARRANTS], THE PURCHASER AGREES THAT IT IS ACQUIRING SUCH [SHARES/WARRANTS] FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF, AND THAT ANY RESALE OF ANY [SHARES OF STOCK/WARRANTS] MAY BE MADE ONLY IN ACCORDANCE WITH THE STOCKHOLDERS AGREEMENT."

          "THE [SHARES OF STOCK/WARRANTS] REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED UNDER THE TERMS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 1, 1995, BY AND AMONG THE COMPANY AND ITS STOCKHOLDERS, A

     COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

          Section 4.5.  Memorandum.  The Purchaser has received a copy of the
                        ----------
Memorandum and has relied upon the Memorandum, the covenants, representations and warranties set forth herein and its own due diligence investigation in making the decision to invest in the Subscribed Securities. The Purchaser has been given the opportunity to ask questions of, and to receive answers from, the Company concerning all matters related to this investment.

          Section 4.6.  Irrevocable Subscription.  Except as provided under
                        ------------------------
applicable state securities laws or New York law, the subscription is and shall be irrevocable (subject to the terms of the Put Option, as hereinafter defined), and further provided that the Purchaser shall have no obligations hereunder if the subscription is for any reason rejected in full or the offering of Subscribed Securities is for any reason cancelled.

                                   ARTICLE V

                 CONDITIONS OF THE OBLIGATIONS OF THE PURCHASER

          The obligations of the Purchaser under this Agreement are subject to the compliance by the Company with its obligations under this Agreement, and to the satisfaction of the following further conditions at the Closing, as set forth below:

          Section 5.1.  Certificate of the Company.  The Purchaser shall have
                        --------------------------
received a certificate, dated as of the Closing Date and signed by the Company, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date and the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

          Section 5.2.  Aggregate Funds of $45,000,000 Raised.  The Purchaser
                        -------------------------------------
shall have received a certificate, dated as of the Closing Date and signed by the Company certifying that the Company has entered into Subscription Agreements pursuant to which it will raise an aggregate of $45,000,000 by the Closing Date, subject to the performance by the Purchasers of their obligations under such agreements.

          Section 5.3.  Amendments to Memorandum.  The Purchaser shall have
                        ------------------------
received, on or before the Closing Date, any amendments or supplements to the Memorandum to the extent that such amendments or supplements are issued to reflect material changes to such Memorandum and such amendments or supplements shall be reasonably satisfactory to the Purchaser.

          Section 5.4.  Legal Opinion.  The Purchaser shall have received
                        -------------
opinions, dated the date of the Closing, of Brobeck, Phleger & Harrison and Skadden, Arps, Slate, Meagher & Flom with respect to the matters set forth on
Schedule 5.4 hereto.

          Section 5.5.  Class C Common Stock Directors.  The members of the
                        ------------------------------
Company's Board of Directors shall consist of the individuals set forth on
Schedule 5.5 hereto.

          Section 5.6.  Representations and Warranties; Covenants.  The
                        -----------------------------------------
representations and warranties contained in Article III hereof shall be true and correct at and as of the Closing.

          Section 5.7.  Amendment of Certificate of Incorporation.  The
                        -----------------------------------------
Company's Certificate of Incorporation (the "Certificate of Incorporation") shall have been amended and restated in the form of Exhibit B hereto, shall be in full force and effect under the laws of the State of Delaware as of the Closing as so amended and shall not have been further amended or modified.

          Section 5.8.  Stockholders and Registration Rights Agreements.  The
                        -----------------------------------------------
Company and each stockholder of the Company shall have entered into the Stockholders Agreement and Registration Rights Agreement.

          Section 5.9.  Closing Documents.  The Company shall have delivered to
                        -----------------
the Purchaser all of the following documents:

          (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in this Article V have been fully satisfied;

          (ii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing.

          Section 5.10.  Execution of Noncompetition Agreements By Key
                         ---------------------------------------------
Employees.  The Company and each of Roger D. Linquist and Malcolm M.
Lorang shall have entered into noncompetition agreements, substantially in the form of Schedule 5.10 hereto.

          Section 5.11.  Entrepreneurs' Auction.  The "entrepreneurs' auction
                         ----------------------
shall be scheduled to occur within 30 days of the Closing.

                                   ARTICLE VI

                         CONDITIONS OF THE OBLIGATIONS
                                 OF THE COMPANY

          The obligations of the Company under this Agreement are subject to the fulfillment or waiver, prior to or at the Closing, of the following conditions:

          Section 6.1  Representations and Warranties of the Purchaser.  The
                       -----------------------------------------------
representations and warranties made by the Purchaser in this Agreement shall be true when made, and shall be true on the Closing Date as though such representations and warranties were made as of such date.

          Section 6.2.  Receipt of Purchase Price.  On the Closing Date, the
                        -------------------------
Company or Bears Stearns shall have received from the Purchaser (a) the Purchase Price in immediately available funds (by wire transfer to such account or accounts as specified in writing by the Company) and (b) signed signature pages of the Stockholders Agreement and Registration Rights Agreements, in the case of Purchasers of Class C Common Stock.

                                  ARTICLE VII

                                INDEMNIFICATION

          Section 7.1.  Company Indemnification of the Purchaser.  In
                        ----------------------------------------
consideration of the execution and delivery of this Agreement by the Purchaser, the Company agrees to indemnify, defend and hold the Purchaser, and each of the Purchaser's officers, directors, general and limited partners (and directors and officers thereof), policy holders, shareholders, employees and agents (the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable, out-of-pocket expenses in connection therewith, including, without limitation, counsel fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of in any manner, or relating to or in connection with this Agreement, including, without limitation, any breach of any agreement or representation or warranty made by the Company contained herein. For purposes of this Section 7.1, the term "Indemnified Liabilities" shall not include, however, any actions, causes of action or suits, or any losses, liabilities or damages or expenses in connection therewith, brought by the Company against any Indemnitee.

                                  ARTICLE VIII

                                   PUT OPTION

          Section 8.1.  Put Option.  If any of the following occur (i) ten
                        ----------
business days following the License Downpayment Date there are Excess Proceeds,
(ii) the Entrepreneurs' Auction has not commenced by March 31, 1996 (which date may be extended until and including June 30, 1996 by the approval of the holders of 66 2/3% of the outstanding shares of Class C Common Stock) or (iii) the Company is the high bidder in the Entrepreneurs' Block for licenses, and such licenses are not granted to the Company by the FCC due to a final order in an adjudicative proceeding (after the exhaustion of all applicable appeals) then, in each case, until the close of business on the 29th day following the Put Notice (the "Expiration Date"), each holder of the Class B and the Class C Common Stock will have an option to cause the Company to purchase, for cash up to the Redemption Amount of such holder's Class B or Class C Common Stock at the Redemption Price (the "Put Option"); provided, that (i) the Put Option shall not be available with respect to any shares held by Bear, Stearns on its own behalf and (ii) the Put Option will not be available to holders of the Class B or Class C Common Stock if the Excess Proceeds are less than $5 million. For purposes of this Section 8, the Class C Common Stock shall include the First Plaza Warrants.

          Section 8.2.  Redemption.  Upon due surrender of the certificates for
                        ----------
any shares of Class B or Class C Common Stock to be redeemed, such shares of Class B or Class C Common Stock shall be promptly redeemed by the Company at the Redemption Price; provided that if the Company has made payments to the FCC relating to the Entrepreneurs' Auction, the Company shall not be required to redeem such shares until the close of business on the fifth business day following the return of payments from the FCC to the Company; provided further that if the FCC returns only a portion of payments made by the Company, then the Company shall use such returned funds to redeem, on a pro rata basis, as many
                                                      --------
shares as possible of Class B and Class C Common Stock determined in accordance with the terms of this Article VIII. In case fewer than all the shares of Class B or Class C Common Stock represented by such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Class B or Class C Common Stock without cost to the holder thereof. Unless there shall have been a default in payment of the Redemption Price, from and after the Expiration Date, dividends, if any, on the shares of Class B or Class C Common Stock so called for redemption shall cease to accrue, such shares of Class B or Class C Common Stock shall no longer be deemed to be outstanding and shall not have the status of shares of Class B or Class C Common Stock and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price without interest) shall cease with respect to such shares. From and after the Expiration Date, shares of the Class B or Class C Common Stock redeemed by the Company shall be restored to the status of authorized but unissued shares of Class B or Class C Common Stock.

          Section 8.3.  Definitions.  The following definitions shall apply to
                        -----------
terms used in this Article VIII:

"Agent's Cash Fee" means the total cash fee paid to Bear, Stearns & Co. Inc., as Agent, by the Company as set forth in Schedule 8.3 hereto.

"Class B Proportional Amount" will be calculated by dividing (i) the funds attributable to the sale of shares of Class B Common Stock by (ii) the total amount raised in the Offering plus $8.5 million.

"Class C Proportional Amount" will be calculated by dividing (i) the funds attributable to the sale of shares of Class C Common Stock by (ii) the total amount raised in the Offering plus $8.5 million.

"Class B Redemption Percentage" will be calculated by dividing the Class B Proportional Amount by $50.

"Class C Redemption Percentage" will be calculated by dividing the Class C Proportional Amount by $100.

"Excess Proceeds" means the difference between the Net Proceeds and the Phase I Development Budget Requirements.

"License Downpayment Date" means the date on which deposits are due to the FCC from high bidders in the FCC auction for the 30 MHz BTA PCS licenses in the Entrepreneurs' Auction.

"Net Proceeds" means the difference between (a) the gross proceeds of the Offering plus $9.55 million and (b) the sum of (i) the Agent's Cash Fee, (ii) $500,000 and (iii) the lesser of $500,000 and the Company's operating expenses from the date of the Closing through the License Downpayment Date, excluding bidding deposits and downpayments.

"Phase I Development Budget Requirements" means 20% of the aggregate Purchase Price for Licenses for all markets for which the Company was the high bidder in the Entrepreneurs' Auction (including markets in which the Company is offered the license as a result of the default by the high bidder in the first five business days following the Entrepreneurs' Auction); provided, that the Board of Directors will have the power to adjust the amount of the Phase I Development Budget Requirement with a Supermajority Board Vote (as defined in the Stockholders Agreement) and based upon a good faith analysis of the PCS Licenses won by the Company in the Entrepreneurs' Auction.

"Purchase Price" means the amount of the winning bid for a License, less the 25% bidding discount applicable to Small Businesses, for a market for which the Company was the high bidder in the Entrepreneurs' Auction.

"Put Notice" means the written notification of any of (i) the occurrence of the License Downpayment Date and the existence of Excess Proceeds greater than $5 million, (ii) the failure of the Entrepreneurs' Auction to begin on March 31, 1996 without extension of such date by the holders of 66 2/3 of the outstanding shares of Class C Common Stock, or (iii) the failure of the FCC to grant licenses for which the Company was the high bidder due to a final order in an adjudicative proceeding (after the exhaustion of all applicable appeals) which notice shall be mailed by the Company to each Stockholder of record of shares of Class C Common Stock.

"Redemption Amount" means (i) in the case of shares of Class B Common Stock, that number of shares to be redeemed on a pro rata basis by the holders of Class
                                          --- ----
B Common Stock determined by multiplying the Excess Proceeds by the Class B Redemption Percentage and (ii) in the case of shares of Class C Common Stock, that number of shares to be redeemed on a pro rata
                                          --- ----
basis by the holders of Class C Common Stock determined by multiplying the Excess Proceeds by the Class C Redemption Percentage.

"Redemption Price" will be $100 per share in the case of Class C Shares and $50 per share in the case of Class B Shares to be redeemed by the Company.


                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1.  Survival of Representations and Agreements.  The
                        ------------------------------------------
representations, warranties and agreements made by the Company and the Purchaser in this Agreement or pursuant hereto shall (i) survive the execution and delivery of this Agreement and the delivery of the Subscribed Securities to the Purchaser on the Closing Date, and (ii) be deemed to have been relied upon by the Purchaser and the Company regardless of any investigation made by the Purchaser and the Company or on any such party's behalf.

          Section 9.2.  Further Assurances and Cooperation.  From time to time
                        ----------------------------------
at the request of any party to this Agreement, and without further consideration, any other party will execute and deliver such documents and take such action as may reasonably be requested in order to consummate more effectively the transactions contemplated by this Agreement.

          Section 9.3.  Parties in Interest.  This Agreement will be binding
                        -------------------
upon, inure to the benefit of and be enforceable by (i) the Purchaser and its representatives, successors and assigns and (ii) the Company and its representatives, successors and assigns. This Agreement is not for the benefit of, or enforceable by, any persons other than the undersigned and their respective representatives, successors and assigns.

          Section 9.4.  Termination.  This Agreement shall terminate (i) if the
                        -----------
Closing does not occur in accordance with Article II hereof; or (ii) by mutual agreement of the parties. Nothing contained in this Agreement shall limit any party's rights in the event of a breach of this Agreement by any other party.

          Section 9.5.  Notices.  All notices, claims, certificates, requests,
                        -------
demands and other communications hereunder ("Notices") will be in writing and will be deemed to have been duly given if delivered or sent via telecopy if confirmed via first class mail (registered or certified mail, postage prepaid, return receipt) or overnight courier, with receipt confirmed, as follows:

          (a)  If to the Company, to:

               General Wireless, Inc.
               6688 N. Central Expressway
               Suite 1170
               Dallas, TX 75206
               Telephone No: 214-373-0494
               Fax No: 214-373-8584
               Attention:  Corey A. Linquist

          (b) If to the Purchaser, to the address set forth on the signature page hereto,

or to such other address as the party to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

          Section 9.6.  Law Governing.  The laws of the State of New York govern
                        -------------
this Agreement, without regard to the conflicts of laws rules thereof.

          Section 9.7.  Counterparts; Headings.  This Agreement may be executed
                        ----------------------
simultaneously, in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. The section and paragraph headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          Section 9.8.  Integration and Severability.  This Agreement embodies
                        ----------------------------
the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal and unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

          Section 9.9.  Amendment and Waiver.
                        --------------------

          (a) Any term, covenant, agreement or condition of this Agreement may be amended with the consent of each of the Purchasers; provided however that the provisions of Article VIII may be amended with the approval of the holders of 66 2/3% of the outstanding Class C Common Stock. Compliance with any term, covenant, agreement or condition of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the approval of the holders of 66 2/3% of the outstanding Class C Common Stock; provided however that any such waiver shall not materially affect the rights of any Purchaser hereunder.

          (b) Any amendment or waiver pursuant to Subsection (a) of this Section
9.9 shall apply equally to all the Purchasers, except as provided in Subsection(a) hereof, at the time outstanding and shall be binding upon them, upon each future holder of any such Units, and upon the Company whether or not a notation thereof shall have been placed on any certificates representing the Class C Common Stock and Warrants constituting the Units.

          Section 9.10.  Definitions.  Attached hereto as Schedule 9.10 as of
                         -----------
the date hereof is a glossary of terms relating to applicable FCC rules and regulations for illustrative purposes only. The Company makes no representation or warranty as to the accuracy or completeness of Schedule 9.10 and such definitions are qualified in their entirety by reference to the FCC rules and regulations.

          Section 9.11.  Regulated Financial Institutions Compliance
                         -------------------------------------------
Obligations.  Nothing in this Agreement shall diminish the continuing
- -----------
obligations of any financial institution to comply with applicable requirements of law that it maintain responsibility for the disposition of, and control over its admitted assets, investments and property, including (without limitation the generality of the foregoing) the provisions of Section 1411(v) of the New York insurance law, as amended, and as hereinafter from time to time in effect.


                           [Intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company and the Purchaser as of the date set forth on the signature page hereto.


                    GENERAL WIRELESS, INC.


                    By:
                       --------------------------------------------
                          Name:
                          Title:

                                   EXHIBIT A
                                   ---------

                            SCHEDULE OF PURCHASERS

PURCHASERS OF UNITS                                NO. OF UNITS
- -------------------                                ------------

                             Subscription Agreement

                          Counterpart Signature Page


          The undersigned hereby executes the Subscription Agreement as of the date indicated below and irrevocably subscribes for the number of Units set forth below.

                    Purchaser:


                    ---------------------------------------------------------
                    Name:
                    Title:

Units:  _______ Units constituting _______ shares of     of
               Class C       Common Stock and
                         _______ Warrants

Purchase Price: ______ Units x $200/Unit = $__________

The exact name in which the Class C Common Stock and Warrants in General Wireless, Inc. are to be registered (the "Registered Holder") (the name that will appear on the certificate(s)):

- -----------------------------------------

The mailing address of the Registered Holder:

- -----------------------------------------

The Social Security Number or Tax Identification Number of the Registered
Holder:

- -----------------------------------------

If applicable, the jurisdiction of organization of the Registered Holder:

- -----------------------------------------

ACCEPTED BY GENERAL WIRELESS, INC.


By:_______________
   Name:
   Title:

DATE: The Subscription Agreement to which this Counterpart Signature Page is attached shall be effective with respect to the above-referenced Purchaser on _________, 1995.

                             Subscription Agreement

                           Counterpart Signature Page

          The undersigned hereby executes the Subscription Agreement as of the date indicated below and irrevocably subscribes for the number of Shares of Class B Common Stock and Class B Warrants set forth below.

                    Purchaser:



                    ---------------------------------------------------------
                    Name:
                    Title:

          1,000 shares            of Class B Common Stock and
          -----
          500 Class B Warrants

          Purchase Price: ____ Shares x $50/Share = $_____

The exact name in which the Class B Common Stock and Class B Warrants in General Wireless, Inc. are to be registered (the "Registered Holder") (the name that will appear on the certificate(s)):

- -----------------------------------------

The mailing address of the Registered Holder:

- -----------------------------------------

The Social Security Number or Tax Identification Number of the Registered
Holder:

- -----------------------------------------

If applicable, the jurisdiction of organization of the Registered Holder:

- -----------------------------------------

ACCEPTED BY GENERAL WIRELESS, INC.


By:_______________
   Name:
   Title:

DATE: The Subscription Agreement to which this Counterpart Signature Page is attached shall be effective with respect to the above-referenced Purchaser on the Closing Date (as defined in the Agreement).

                                  Schedule 3.2
                                  ------------
                                 Capitalization

                                                                    Schedule 5.4
                                                                    ------------



                 Legal Opinions of Brobeck, Phleger & Harrison
                 ---------------------------------------------
                    and Skadden, Arps, Slate, Meagher & Flom
                    ----------------------------------------

                                                                    Schedule 5.5
                                                                    ------------



                         Class C Common Stock Directors
                         ------------------------------

Arthur Patterson                                          Accel Venture Partners
Robert G. Barrett                                     Battery Ventures III, L.P.
Toshihiro Soejima                                             Mitsui & Co., Ltd.
Kevin J. McGinty                                   Primus Venture Partners, Inc.
Joseph T. McCullen, Jr.                               One Liberty Fund III, L.P.
Mark C. Masur                                           Trailhead Ventures, L.P.
Parag Saxena                                       Chancellor Capital Management

                                                                   Schedule 5.10
                                                                   -------------



                        Form of Noncompetition Agreement
                        --------------------------------

                                                                    Schedule 8.3
                                                                    ------------


                         DEFINITION OF AGENT'S CASH FEE

          Agent's Cash Fee means the total cash fee payable by the Company to the Agent as follows:

     (1) Upon the December 1, 1995 Closing (the "First Closing"), the Company shall pay to Bear Stearns a cash fee equal to $1,000,000 minus any cash fees previously paid by the Company to Bear Stearns. The aggregate amount of the cash fees required to be paid by the Company to Bear Stearns pursuant to subparagraph (2) or subparagraph (3) below shall be reduced, commencing when such fees would otherwise have been due and payable, by the net amount of the cash fee required to be paid by Company to Bear Stearns at the First Closing pursuant to this subparagraph (1).

     (2) Upon the Closing, the Company shall pay to Bear Stearns a cash fee equal to 0.5% of the gross proceeds raised or committed to at or in contemplation of such closing, excluding proceeds raised or committed to from any of Roger Linquist or Accel Partners or any of its affiliates (collectively, the "Excepted Investors"), but including all gross proceeds raised or committed to from any of (i) Battery Ventures III (or any of its affiliates), (ii) Mitsui Comtek (or any of its affiliates), or (iii) any other person or entity (other than the Excepted Investors) (collectively, "Covered Investors"). The amount of any cash fees required in fact to be paid by the Company to bear Stearns pursuant to this subparagraph (2), after giving effect to any reduction provided for in the last sentence of subparagraph (1), shall be credited against any fees required to be paid by the Company pursuant to subparagraph (3) below.

     (3) No later than the close of business on the first business day following any Expiration Date, as defined in Article VIII, the Company shall pay to Bear Stearns a cash fee equal to 3.00% of Utilized Funds (as defined below) (other than Utilized Funds attributable to GM Investment Management Corp. or affiliates, as to which a cash fee of 2.5% shall apply, and Utilized Funds (not to exceed $1,000,000) attributable to natural persons serving as members (including advisory members) of the Board of Directors of the Company ("Board Investors"), as to which a cash fee of 1.5% shall apply), up to a maximum of $60,000,000 in cumulative Utilized Funds, and 5.00% of cumulative Utilized Funds in excess of $60,000,000. Utilized Funds attributable to GM Investment Management Corp. or affiliates and Utilized Funds attributable to Board Investors shall be included for purposes of determining whether cumulative Utilized Funds exceed $60,000,000.

     (4) "Utilized Funds" shall mean the gross cash proceeds paid from time to time by Covered Investors in consideration of the issuance by the Company of its securities to such Covered Investors minus all cash paid or required to be paid by the Company to redeem Class B or Class C Common Stock tendered by the Covered Investors pursuant to any exercise by the Covered Investors of the Put Option (as defined in Article VIII). For purposes of calculating the amount of cash fees provided for in paragraph (3) above payable by the Company to the Agent in respect of a particular Expiration Date, Utilized Funds at such Expiration Date shall include gross proceeds paid by Covered Investors that are not subject to subsequent Put Options arising after such Expiration Date.

                                                                   Schedule 9.10
                                                                   -------------



                               Glossary of Terms
                               -----------------

ANTICOLLUSION RULES.  As of the date of this Agreement, the FCC has adopted
- -------------------
certain rules and policies to prohibit applicants for an FCC-administered spectrum auction to engage in any discussions relating to bidding strategy bid amounts and related matters with other applicants eligible for the same auction, among other related restrictions. 47 C.F.R. (S) 1.1205

ATTRIBUTION RULES.  Ownership interests amounting to (i) 5 percent or more
- -----------------
(either directly or indirectly through the FCC's multiplier rule) or (ii) if an institutional investor (as defined by the FCC in 47 C.F.R. (S) 24.720(h) (to broadly include for example venture capital firms, insurance companies and pension funds)), 10 percent or more (either directly or through the FCC's multiplier rule. In addition, officers and directors of a broadband PCS licensee or applicant or cellular licensee or an entity that controls one of same are deemed to have an attributable interest in the entity with which they are so associated. The attribution rules are used by the FCC to determine compliance with the FCC's spectrum ownership caps described herein.

BROADBAND PCS 40 MHz SPECTRUM CAP.  As of the date of this Agreement, the FCC
- ---------------------------------
defines the Broadband PCS 40 MHz Spectrum Cap so that no entity or individual may have an attributable ownership interest in more than 40 MHz of broadband PCS
licenses in the same geographic area.   47 CFR (S) 24.204

CELLULAR-PCS 35 MHz CROSS-OWNERSHIP CAP.  As of the date of this Agreement, the
- ---------------------------------------
FCC defines the Cellular-PCS 35 MHz Cross-Ownership Cap so that no entity or individual may have an attributable interest in a cellular license and more than a 10 MHz broadband PCS license in a market where the cellular licensee's CGSA would cover 10% or more of the PCS service area's population. 47 CFR (S) 24.204

COMMERCIAL MOBILE RADIO SERVICE.  As of the date of this Agreement, the FCC
- -------------------------------
defines the Commercial Mobile Radio Service under  47 CFR (S) 20.3 as:
  (a)(1) provided for profit, i.e., with the intent of receiving
                              ----
compensation or monetary gain;
 (2) An interconnected service; and
 (3) Available to the public, or to such classes of eligible users as to be effectively available to a substantial portion of the public; or

  (b) The functional equivalent of such a mobile service described in paragraph(a) of 47 CFR (S) 20.3.

45 MHz LIMITATION.  As of the date of this Agreement, the FCC defines the 45 MHz
- -----------------
Limitation so that no licensee in the broadband PCS, cellular, or SMR services (including all parties under common control) regulated as CMRS shall have an attributable interest in a total of more than 45 MHz of licensed broadband PCS, cellular, and SMR spectrum regulated as CMRS with significant overlap in any geographic area. 47 CFR (S) 20.6

INSTITUTIONAL INVESTOR.  An institutional investor is an insurance company, a
- ----------------------
bank holding stock in trust accounts through its trust department, or an investment company meeting the definition below:

          (a) "Investment company" means any issuer which -

          (1) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities;

          (2) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or

          (3) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

          For purposes of this definition, "investment securities" includes all securities except (A) Government securities, (B) securities issued by employees' securities companies, and (C) securities issued by majority-owned subsidiaries of the owner which are not investment companies.

PRIVATE MOBILE RADIO SERVICE.  As of the date of this Agreement, the FCC defines
- ----------------------------
the Private Mobile Radio Service as a mobile service that is neither a commercial mobile radio service nor the functional equivalent of a service that meets the definition of commercial mobile radio service. 47 CFR (S) 20.3

QUALIFYING INVESTOR.  As of the date of this Agreement, the FCC defines a
- -------------------
Qualifying Investor as a person who is (or holds an interest in) a member of the applicant's (or licensee's) control group and whose gross revenues and total assets, when aggregated with those of all other attributable investors and affiliates, do not exceed the gross revenues and total assets limits specified in (S) 24.709(a) or (S) 24.715(a), or, in the case of an applicant (or licensee) that is a Small Business, do not exceed the gross revenues limit specified in paragraph (b) of that section. 47 CFR (S) 24.720(n)

SMALL BUSINESS.  As of the date of this Agreement, the FCC defines a Small
- --------------
Business as an entity that, together with its affiliates and persons or entities that hold interest in such entity and their affiliates, has average annual gross revenues that are not more than $ 40 million for the preceding three years. 47 CFR (S) 24.720(b)

SMR SPECTRUM LIMITATION.  As of the date of this Agreement, the FCC defines the
- -----------------------
SMR Spectrum Limitation to calculate the amount of attributable SMR spectrum for purposes of the 45 MHz Limitation so that no more than 10 MHz of SMR spectrum in the 800 MHz SMR service will be attributed to an entity when determining compliance with the cap. 47 CFR (S) 20.6

                                                                  Schedule 8.3
                                                                  ------------
                        DEFINITION OF AGENT'S CASH FEE

        Agent's Cash Fee means the total cash fee payable by the Company to the Agent as follows:

    (1) Upon the December 1, 1995 Closing (the "First Closing"), the Company shall pay to Bear Stearns a cash fee equal to $1,000,000 minus any cash fees previously paid by the Company to Bear Stearns. The aggregate amount of the cash fees required to be paid by the Company to Bear Stearns pursuant to subparagraph (2) or subparagraph (3) below shall be reduced, commencing when such fees would otherwise have been due and payable, by the net amount of the cash fee required to be paid by Company to Bear Stearns at the First Closing pursuant to this subparagraph (1).

    (2) Upon the Closing, the Company shall pay to Bear Stearns a cash fee equal to 0.5% of the gross proceeds raised or committed to at or in contemplation of such closing, excluding proceeds raised or committed to from any of Roger Linquist or Accel Partners or any of its affiliates (collectively, the "Excepted Investors"), but including all gross proceeds raised or committed to from any of (i) Battery Ventures III (or any of its affiliates), (ii) Mitsui Comtek (or any of its affiliates), or (iii) any other person or entity (other than the Excepted Investors) (collectively, "Covered Investors"). The amount of any cash fees required in fact to be paid by the Company to Bear Stearns pursuant to this subparagraph (2), after giving effect to any reduction provided for in the last sentence of subparagraph (1), shall be credited against any fees required to be paid by the Company pursuant to subparagraph (3) below.

    (3) No later than the close of business on the first business day following any Expiration Date, as defined in Article VIII, the Company shall pay to Bear Stearns a cash fee equal to 3.00% of Utilized Funds (as defined below) (other than Utilized Funds attributable to GM Investment Management Corp. or affiliates, as to which a cash fee of 2.5% shall apply, and Utilized Funds (not to exceed $1,000,000) attributable to natural persons serving as members (including advisory members) of the Board of Directors of the Company ("Board Investors"), as to which a cash fee of 1.5% shall apply), up to a maximum of $60,000,000 in cumulative Utilized Funds, and 5.00% of cumulative Utilized Funds in excess of $60,000,000. Utilized Funds attributable to GM Investment Management Corp. or affiliates and Utilized Funds attributable to Board Investors shall be included for purposes of determining whether cumulative Utilized Funds exceed $60,000,000.

    (4) "Utilized Funds" shall mean the gross cash proceeds paid from time to time by Covered Investors in consideration of the issuance by the Company of its securities to such Covered Investors minus all cash paid or required to be paid by the Company to redeem Class B or Class C Common Stock tendered by the Covered Investors pursuant to any exercise by the Covered Investors of the Put Option (as defined in Article VIII). For purposes of calculating the amount of cash fees provided for in paragraph (3) above payable by the Company to the Agent in respect of a particular Expiration Date, Utilized Funds at such Expiration Date shall include gross proceeds paid by Covered Investors that are not subject to subsequent Put Options arising after such Expiration Date.

                                                                   Schedule 9.10
                                                                   -------------
                               Glossary of Terms
                               -----------------

ANTICOLLUSION RULES. As of the date of this Agreement, the FCC has adopted
- --------------------
certain rules and policies to prohibit applicants for an FCC-administered spectrum auction to engage in any discussions relating to bidding strategy bid amounts and related matters with other applicants eligible for the same auction, among other related restrictions. 47 C.F.R. (S) 1.1205

ATTRIBUTION RULES. Ownership interests amounting to (i) 5 percent or more
- ------------------
(either directly or indirectly through the FCC's multiplier rule) or (ii) if an institutional investor (as defined by the FCC in 47 C.F.R. (S) 24.720(h) (to broadly include for example venture capital firms, insurance companies and pension funds)), 10 percent or more (either directly or through the FCC's multiplier rule. In addition, officers and directors of a broadband PCS licensee or applicant or cellular licensee or an entity that controls one of same are deemed to have an attributable interest in the entity with which they are so associated. The attribution rules are used by the FCC to determine compliance with the FCC's spectrum ownership caps described herein.

BROADBAND PCS 40 MHz SPECTRUM CAP. As of the date of this Agreement, the FCC
- ----------------------------------
defines the Broadband PCS 40 MHz Spectrum Cap so that no entity or individual may have an attributable ownership interest in more than 40 MHz of broadband PCS licenses in the same geographic area. 47 CFR (S) 24.204

CELLULAR-PCS 35 MHz CROSS-OWNERSHIP CAP. As of the date of this Agreement,
- ----------------------------------------
the FCC defines the Cellular-PCS 35 MHz Cross-Ownership Cap so that no entity or individual may have an attributable interest in a cellular license and more than a 10 MHz broadband PCS license in a market where the cellular licensee's CGSA would cover 10% or more of the PCS service area's population. 47 CFR (S) 24.204

COMMERCIAL MOBILE RADIO SERVICE. As of the date of this Agreement, the FCC
- -------------------------------
defines the Commercial Mobile Radio Service under 47 CFR (S) 20.3 as:
  (a)(l) provided for profit, i.e., with the intent of receiving
                              ----
compensation or monetary gain;
  (2) An interconnected service; and
  (3) Available to the public, or to such classes of eligible users as to be effectively available to a substantial portion of the public; or

  (b) The functional equivalent of such a mobile service described in paragraph(a) of 47 CFR (S) 20.3.

45 MHz LIMITATION. As of the date of this Agreement, the FCC defines the 45
- ------------------
MHz Limitation so that no licensee in the broadband PCS, cellular, or SMR services (including all parties under common control) regulated as CMRS shall have an attributable interest in a total of more than 45 MHz of licensed broadband PCS, cellular, and SMR spectrum regulated as CMRS with significant overlap in any geographic area. 47 CFR (S) 20.6

INSTITUTIONAL INVESTOR. An institutional investor is an insurance company, a
- -----------------------
bank holding stock in trust accounts through its trust department, or an investment company meeting the definition below:

       (a) "Investment company" means any issuer which--

       (1) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities;

       (2) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or

       (3) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

       For purposes of this definition, "investment securities" includes all securities except (A) Government securities, (B) securities issued by employees' securities companies, and (C) securities issued by majority-owned subsidiaries of the owner which are not investment companies.

PRIVATE MOBILE RADIO SERVICE. As of the date of this Agreement, the FCC
- ----------------------------
defines the Private Mobile Radio Service as a mobile service that is neither a commercial mobile radio service nor the functional equivalent of a service that meets the definition of commercial mobile radio service. 47 CFR (S) 20.3

QUALIFYING INVESTOR. As of the date of this Agreement, the FCC defines a
- --------------------
Qualifying Investor as a person who is (or holds an interest in) a member of the applicant's (or licensee's) control group and whose gross revenues and total assets, when aggregated with those of all other attributable investors and affiliates, do not exceed the gross revenues and total assets limits specified in (S) 24.709(a) or (S) 24.715(a), or, in the case of an applicant (or licensee) that is a Small Business, do not exceed the gross revenues limit specified in paragraph (b) of that section. 47 CFR (S) 24.720(n)

SMALL BUSINESS. As of the date of this Agreement, the FCC defines a Small
- ---------------
Business as an entity that, together with its affiliates and persons or entities that hold interest in such entity and their affiliates, has average annual gross revenues that are not more than $ 40 million for the preceding three years. 47 CFR (S) 24.720(b)

SMR SPECTRUM LIMITATION. As of the date of this Agreement, the FCC defines
- ------------------------
the SMR Spectrum Limitation to calculate the amount of attributable SMR spectrum for purposes of the 45 MHz Limitation so that no more than 10 MHz of SMR spectrum in the 800 MHz SMR service will be attributed to an entity when determining compliance with the cap. 47 CFR (S) 20.6